Oncolytics Biotech® Announces Positive Initial Preclinical Findings Supporting Further Evaluation of Pelareorep in Combination with RAS-Targeted Approaches

Early results from solid tumor model support additional studies in pancreatic and colorectal cancer models; full dataset planned for presentation later in 2026

SAN DIEGO, CA, June 1, 2026 – Oncolytics Biotech® Inc. (Nasdaq: ONCY) (“Oncolytics” or the “Company”), a clinical-stage company developing pelareorep, today announced initial data from a preclinical study evaluating pelareorep in combination with RAS inhibitor modalities in a solid tumor model, which demonstrate evidence of greater anti-tumor activity in combination than with the individual approaches alone. Pelareorep is an investigational, systemically active immunotherapy that promotes potentially protective immune responses, including the upregulation of key inflammatory cytokines resulting in the formation of tertiary lymphoid structures and the expansion of tumor-infiltrating lymphocytes.

Based on these findings, the Company is planning additional studies in models of pancreatic ductal adenocarcinoma (“PDAC”) and colorectal cancer (“CRC”) designed to further evaluate the combinations’ effects on immune activation, tumor response durability, and time-to-resistance. The ongoing work includes evaluations of pelareorep in combination with KRAS G12C inhibitors, pan-RAS inhibitors, and additional next-generation RAS pathway-targeting agents in RAS-mutated tumor models.

“We believe these initial findings further support pelareorep’s potential to serve as an immune-priming backbone for next-generation targeted therapies,” said Jared Kelly, Chief Executive Officer of Oncolytics. “RAS-mutated tumors, particularly pancreatic and colorectal cancers, remain among the most difficult cancers to treat due to intrinsic immune resistance and the emergence of therapeutic resistance over time. These preclinical results support further study of the combinations’ anti-tumor and immune effects, including in models designed to assess durability and time-to-resistance.”

Mr. Kelly continued, “Importantly, we believe this strategy may ultimately represent a potentially important area for further investigation in pancreatic cancer, where nearly all tumors harbor RAS pathway alterations and where patients continue to face extremely limited treatment options. The potential synergy observed in previous PDAC clinical studies and preclinical RAS-targeted modalities reinforces our belief that pelareorep may play an important role in future combination strategies designed to improve the durability of targeted therapies.”

Full results from the initial preclinical studies are expected to be presented in the fall or winter of 2026.

About Oncolytics Biotech Inc.
Oncolytics is a clinical-stage biotechnology company developing pelareorep, an investigational intravenously delivered double-stranded RNA immunotherapeutic agent. Pelareorep has demonstrated encouraging results in multiple first-line pancreatic cancer studies, two randomized Phase 2 studies in metastatic breast cancer, and early-phase studies in anal and colorectal cancer. It is designed to induce anti-cancer immune responses by converting immunologically “cold” tumors to “hot” through the activation of innate and adaptive immune responses.

The Company is advancing pelareorep in combination with chemotherapy and/or checkpoint inhibitors in metastatic gastrointestinal cancers, where pelareorep has received Fast Track designation from the FDA for colorectal and pancreatic cancer. Oncolytics is actively pursuing strategic partnerships to accelerate development and maximize commercial impact. For more about Oncolytics, please visit: www.oncolyticsbiotech.com or follow the Company on LinkedIn and on X @oncolytics.

Forward-looking statements
This press release contains forward-looking statements, within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under applicable Canadian securities laws (such forward-looking statements and forward-looking information are collectively referred to herein as “forward-looking statements”). Forward-looking statements contained in this press release include statements regarding beliefs as to the potential, registration, mechanism of action and benefits of pelareorep as a cancer therapeutic; the Company’s goals, strategies, and objectives; expectations around the design, milestones, anticipated timelines and expected outcomes for current and future studies, its belief in the clinical promise of pelareorep in anal, colorectal, pancreatic and other gastrointestinal cancers; the Company’s goals and expectations for its potential registrational development path for pelareorep in multiple gastrointestinal cancers; and plans for future disclosure of clinical trial results. In any forward-looking statement in which Oncolytics expresses an expectation or belief as to future results, such expectations or beliefs are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will be achieved. These statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those anticipated. These risks include, but are not limited to, regulatory outcomes, trial execution, financial resources, access to capital markets, and market dynamics. Please refer to Oncolytics’ public filings with securities regulators in the United States and Canada for more information. The Company assumes no obligation to update forward-looking statements, except as required by law.

Company Contact
Jon Patton
Director of IR & Communication
jpatton@oncolytics.ca